Exhibit 1.1

Enbridge Inc.

Common Shares

Underwriting Agreement

Calgary, Alberta

September 6, 2023

RBC Dominion Securities Inc.

Morgan Stanley Canada Limited

As Representatives of the several
Underwriters named in Schedule II hereto
c/o RBC Dominion Securities Inc.

Suite 3900, 888 – 3rd Street SW
Bankers Hall West
Calgary, AB T2P 5C5

Ladies and Gentlemen:

Enbridge Inc., a corporation organized under the laws of Canada (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of common shares in the capital of the Company (the “Common Shares”) identified in Schedule I hereto (the “Firm Shares”) and also proposes to sell to the Underwriters, at the option of the Underwriters, the number of additional Common Shares identified in Schedule I hereto (the “Optional Shares”). The Firm Shares and the Optional Shares are herein collectively called the “Securities”.

Any reference herein to (i) the Canadian Base Prospectus, (ii) the Canadian Preliminary Prospectus Supplement or (iii) the Canadian Final Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Canadian Securities Laws as of the issue date of the Canadian Base Prospectus, the Canadian Preliminary Prospectus Supplement or the Canadian Final Prospectus, as the case may be; any reference to (iv) the Registration Statement, (v) the U.S. Preliminary Prospectus Supplement or (vi) the U.S. Final Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein, pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Canadian Base Prospectus, the Canadian Preliminary Prospectus Supplement, the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus shall be deemed to refer to and include any amendment thereto or the filing of any document under Canadian Securities Laws or the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Canadian Base Prospectus, the Canadian Preliminary Prospectus Supplement, the Canadian Final Prospectus, the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference, in each case prior to the termination of the distribution of the Securities by the Underwriters. Certain terms used herein are defined in Section 19 hereof.

1.            Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that:

(a)            Shelf Procedure Eligibility. The Company meets the eligibility requirements to use the Shelf Procedures and to file a short form prospectus with the Canadian Qualifying Authorities; the Company has prepared and filed a short form base shelf prospectus (in the English and French languages) with the Canadian Qualifying Authorities utilizing the Passport System and has obtained a receipt from the Reviewing Authority (a “Receipt”) evidencing the receipt on behalf of the Canadian Qualifying Authorities for the short form base shelf prospectus; no order suspending the distribution of the Securities has been issued by any Canadian Qualifying Authority and no proceeding for that purpose has, to the Company’s knowledge, been initiated or threatened by any Canadian Qualifying Authority;

(b)            Registration Requirement Compliance. The Company and the offering of the Securities meet the general eligibility requirements for use of Form S-3 under the Act, the Company has filed a Registration Statement on Form S-3 (File No. 333-266405) in respect of the Securities; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Underwriters, became effective under the Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, but excluding the Statement of Eligibility and Qualification on Form T-1, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the Execution Time, being hereinafter called the “U.S. Base Prospectus”; with respect to the Securities, “U.S. Final Prospectus” means the U.S. Base Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information that is filed with the Commission pursuant to Rule 424(b) under the Act in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act); and “Canadian Final Prospectus” means the English and French language versions (unless the context indicates otherwise) of the Canadian Base Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information; any reference herein to the U.S. Base Prospectus, the U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus, the Canadian Base Prospectus, the Canadian Preliminary Prospectus Supplement or the Canadian Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such U.S. Base Prospectus, U.S. Preliminary Prospectus Supplement, U.S. Final Prospectus, Canadian Base Prospectus, Canadian Preliminary Prospectus Supplement or Canadian Final Prospectus, as the case may be; any reference to any amendment or supplement to the U.S. Base Prospectus, U.S. Preliminary Prospectus Supplement or U.S. Final Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under the Exchange Act and incorporated by reference in such amendment or supplement;

(b.2)            Disclosure Package. The term “Disclosure Package” shall mean (i) the U.S. Preliminary Prospectus Supplement dated September 5, 2023, (ii) the Issuer Free Writing Prospectuses, if any, attached as part of Annex F hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 4:15 p.m. (Eastern time) on September 5, 2023 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein;

(b.3)            Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date of the execution and delivery of this agreement (this “Agreement”) (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an “ineligible issuer”;

(b.4)            Well-Known Seasoned Issuer. The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Act) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 of the Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Act) and was filed not earlier than the date that is three years prior to the Closing Date;

(b.5)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date, did not include any information that conflicted with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein;

(b.6)            Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material, marketing material or term sheets in connection with the offering and sale of the Securities other than the Registration Statement, the U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus, the Canadian Preliminary Prospectus Supplement, the Canadian Final Prospectus, any Issuer Free Writing Prospectus or any Marketing Materials reviewed and consented to by the Representatives (including without limitation the Issuer Free Writing Prospectus, if any, identified in Annex F hereto);

(c)            Incorporated Documents. The Canadian Documents, when they were filed with the Canadian Qualifying Authorities and incorporated by reference into the Canadian Final Prospectus, conformed in all material respects to the requirements of Canadian Securities Laws; the documents included or incorporated by reference in the Registration Statement, the Disclosure Package and the U.S. Final Prospectus, when they were filed with the Commission, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Canadian Final Prospectus, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Canadian Qualifying Authorities or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable. Such documents included or incorporated by reference in the Registration Statement prior to the Applicable Time, when filed with the Commission, did not, and any such documents filed after the Applicable Time, when filed with the Commission, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)            Disclosure Conformity. On the Effective Date, the Registration Statement did, on the date it was first filed, the U.S. Preliminary Prospectus Supplement did, and on the date it is first filed and on the Closing Date, the U.S. Final Prospectus will, conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act; on the date each was first filed, the Canadian Base Prospectus and the Canadian Preliminary Prospectus Supplement did, and on the date it is first filed and on the Closing Date, the Canadian Final Prospectus will, and on the Closing Date the Canadian Base Prospectus and the Canadian Final Prospectus will, conform in all material respects with the applicable requirements of Canadian Securities Laws and the rules and regulations of the Canadian Qualifying Authorities under Canadian Securities Laws; the Registration Statement, as of the Effective Date and at the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer Free Writing Prospectus, when taken together with the Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian Final Prospectus will, as of its date and as of the Closing Date, constitute full, true and plain disclosure of all material facts relating to the Company and the Securities; and the Canadian Final Prospectus and the U.S. Final Prospectus will not, as of their respective dates and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the U.S. Final Prospectus or the Canadian Final Prospectus;

(e)            Company Good Standing. The Company has been duly incorporated and is a valid and subsisting corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(f)            Subsidiary Good Standing. Each of the Company’s Significant Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate, limited partnership, limited liability company or trust power, as applicable, and authority to own its property and to conduct its business as described in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus (or as presently conducted, if not so described therein) and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Other than the Significant Subsidiaries, each of the other subsidiaries of the Company did not have (i) as of the last day of the Company’s most recent fiscal year, total assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date and (ii) for the fiscal year then ended, total revenues in excess of 10% of the consolidated revenues of the Company and its subsidiaries for such period. In making this determination, any subsidiary acquired after the last day of the Company’s most recent fiscal year shall be deemed to have been acquired as of such date;

(g)            Capitalization. All the outstanding Common Shares of the Company have been, and the Securities will be, duly and validly authorized, created, alloted and issued and are fully paid and non-assessable and not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; the Common Shares of the Company conform in all material respects to the descriptions thereof contained in the section titled “Description of Share Capital - Common Shares” in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus; and all the outstanding equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized, created, alloted and issued, are fully paid and non-assessable (except as otherwise described or incorporated by reference in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise described or incorporated by reference in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus);

(h)            Existing Instruments. There is no contract, agreement or other document of a character required to be described in the Canadian Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Final Prospectus, or to be filed as an exhibit thereto or filed therewith, which is not described therein or filed as required; and the statements in the Canadian Base Prospectus, the Canadian Final Prospectus, the Disclosure Package or the U.S. Final Prospectus under the headings “Certain Income Tax Considerations,” “Description of Share Capital - Common Shares” and “Description of Share Capital - Shareholder Rights Plan”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(i)            Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly and validly created, alloted and issued as fully paid and non-assessable, and the Securities will conform in all material respects to the descriptions thereof contained in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus with respect to the Securities; each of Enbridge Elephant Holdings, LLC, Enbridge Quail Holdings, LLC and Enbridge Parrot Holdings, LLC has full corporate power and authority to execute, deliver and perform its obligations under the Acquisition Agreement to which it is a party, and the Acquisition Agreements have been duly authorized, executed and delivered by Enbridge Elephant Holdings, LLC, Enbridge Quail Holdings, LLC and Enbridge Parrot Holdings, LLC, as applicable, and are enforceable against Enbridge Elephant Holdings, LLC, Enbridge Quail Holdings, LLC and Enbridge Parrot Holdings, LLC, as applicable, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(j)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder;

(k)            Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a prospectus under Canadian Securities Laws or a registration statement under the Act with respect to Common Shares owned or to be owned by such person or (ii) require the Company to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement;

(l)            Governmental Authorization and Absence of Further Requirements. No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under Canadian Securities Laws and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus; except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(m)            Material Changes. Since the representative dates as of which information is given in the Canadian Final Prospectus, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(n)            No Default and Conflict Absence. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the articles or by-laws of the Company or the articles or certificate of incorporation or formation, as applicable, or bylaws, limited partnership agreement, limited liability company agreement or other organizational documents, as applicable, of any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), such breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its articles, bylaws, certificate of incorporation or formation, limited partnership agreement or limited liability company agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(o)            Financial Statements. The consolidated historical financial statements of the Company incorporated by reference in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Canadian Securities Laws and the Act and have been prepared in conformity with generally accepted accounting principles in the United States, in each case, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus and the Registration Statement fairly presents, on the basis stated therein, the information included therein;

(p)            Proceedings Absence. Except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect;

(q)            Ownership of Property. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a Material Adverse Effect;

(r)            Independent Auditor. PricewaterhouseCoopers LLP, Calgary, Canada, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, are independent chartered accountants with respect to the Company within the meaning of Canadian Securities Laws and the Act and the applicable published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board of the United States;

(s)            Cybersecurity. Except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, (i) (A) there has been no security breach or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices;

(t)            Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(u)            Environmental Law Compliance. Except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, the Company and its subsidiaries (i) are in substantial compliance with Environmental Laws, (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice from a governmental agency or any written notice from a third party under the color of Environmental Law of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or regarding any actual or potential violation of Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(v)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency in jurisdictions where the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or an arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w)            No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries has taken any action on behalf of the Company or any of its subsidiaries, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) or the UK Bribery Act 2010, and the rules and regulations promulgated thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the Corruption of Foreign Public Officials Act (Canada) and the UK Bribery Act 2010 and the rules and regulations promulgated thereunder;

(x)            No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(y)            Accounting and Disclosure Controls. The Company and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal control over financial reporting and procedures is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting; the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(z)            Term Sheet. The Company has prepared a final term sheet containing a description of the Securities in the form set forth in Annex F hereto and has filed such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (the “Final Term Sheet”).

(aa)      No Pre-Emptive Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Common Shares or any other agreement or option, for the issue or allotment of any unissued Common Shares or any other security convertible into or exchangeable for any such Common Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares, other than, for greater certainty, pursuant to the shareholder rights plan of the Company, any employee benefit, incentive or stock option or purchase or similar plans of the Company, and any directors’ compensation plan; and

(bb)      Pending Acquisitions. The Pending Acquisitions described in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus do not and will not, individually or in the aggregate, (i) constitute a “significant acquisition” for the purposes of Canadian Securities Laws or (ii) result in the acquisition of a “significant subsidiary” for purposes of the Act and the applicable published rules and regulations thereunder.

2.            Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.            Delivery and Payment. (a)  Delivery of and payment for the Firm Shares shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall mutually agree, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “First Closing Date”). Delivery of the Firm Shares shall be made to RBC Dominion Securities Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through RBC Dominion Securities Inc. of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Shares shall be made through the facilities of CDS Clearing and Depository Services Inc. unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the First Closing Date, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per Security to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than two or later than ten Business Days after written notice of election to purchase Optional Shares is given, unless the Representatives and the Company otherwise agree in writing; provided that the Underwriters’ election with respect to Optional Shares to be delivered on the First Closing Date may be effected by a notice dated at least one Business Day before the First Closing. Delivery of the Optional Shares shall be made to RBC Dominion Securities Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through RBC Dominion Securities Inc. of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Optional Shares shall be made through the facilities of CDS Clearing and Depository Services Inc. unless the Representatives shall otherwise instruct.

The Company agrees that any Optional Shares issued by the Company will be entitled to receive any dividends, if any, declared by the Company and payable on the Firm Shares during the period beginning on the First Closing Date and ending on the last Closing Date.

(b)            As compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities, the Company on the Closing Date will pay to RBC Dominion Securities Inc., for the respective accounts of the several Underwriters, the commission specified in Schedule I hereto. Each of the Representatives shall be entitled to receive, out of the underwriting commission, a work fee equal to 5.0% of the underwriting commission specified in Schedule I hereto, with the remaining 95.0% to be divided among the Underwriters pro rata based on the percentages opposite the Underwriters’ names in Schedule II hereto.

4.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale (a) to the public in Canada and the United States and (b) outside of Canada and the United States on a private placement basis, in each case, in accordance with the applicable disclosure provided in the Canadian Final Prospectus and the U.S. Final Prospectus. Notwithstanding the foregoing, Deutsche Bank Securities Inc. (“Deutsche Bank”) covenants and agrees with the Company that (a) it shall only sell the Securities outside of Canada in accordance with applicable Canadian Securities Laws and applicable U.S. federal securities laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, and this Agreement, and (b) shall not, directly or indirectly, advertise or solicit offers to purchase or sell the Securities in Canada. For the avoidance of doubt, Deutsche Bank is not acting as an underwriter of the Securities in the provinces of Canada and no action on the part of Deutsche Bank in its capacity as an underwriter of the offering of the Securities in the United States will create any impression or support any conclusion that it is acting as an underwriter of the Securities in the provinces of Canada.

5.            Agreements. The Company agrees with the several Underwriters that:

(a)            Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Canadian Base Prospectus, the Registration Statement or the U.S. Base Prospectus (including the Canadian Final Prospectus or the U.S. Final Prospectus) unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will prepare the Canadian Final Prospectus (in English and French) and the U.S. Final Prospectus setting forth the Securities covered thereby, the terms not otherwise specified in the Canadian Base Prospectus and U.S. Base Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial offering price and other information required by the Shelf Procedures in a form approved by the Representatives and shall (i) file such Canadian Final Prospectus (in English and, as required, in French) and all such other documents as are required under Canadian Securities Laws with the Canadian Qualifying Authorities in accordance with the Shelf Procedures by no later than 7:00 a.m. (Mountain time) on September  6, 2023 and otherwise fulfill all legal requirements to enable the Securities to be offered and sold to the public in each of the provinces of Canada through the Underwriters or any other registrant who is registered in the applicable provinces and (ii) file such U.S. Final Prospectus with the Commission within the time period specified by Rule 424(b) under the Act. Until the completion of the distribution of the Securities, the Company shall promptly take or cause to be taken all steps and proceedings that from time to time may be required under the Canadian Securities Laws to continue to qualify the Securities for distribution or, in the event that the Securities have, for any reason, ceased to so qualify, to again qualify the Securities for distribution. The Company will promptly file all reports and other documents required to be filed by it with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, (1) of the time when any amendment to the Canadian Final Prospectus has been filed or receipted, (2) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Canadian Base Prospectus or U.S. Base Prospectus or any amended Canadian Final Prospectus or U.S. Final Prospectus has been filed with the Canadian Qualifying Authorities or the Commission, as applicable, (3) of the issuance by any Canadian Qualifying Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (4) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (5) of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or (6) of any request by any Canadian Qualifying Authority or the Commission for the amending or supplementing of the Canadian Final Prospectus, the Registration Statement or the U.S. Final Prospectus or for additional information relating to the Securities including, any additional filings, proceedings and legal requirements set forth in the applicable Shelf Procedures; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b)            Notwithstanding the provisions of paragraph (a) above, if, at any time during the distribution of the Securities under Canadian Securities Laws or when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs of which the Company becomes aware and as a result of which the Canadian Final Prospectus or the U.S. Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Canadian Base Prospectus or the Registration Statement or to amend or supplement the Canadian Final Prospectus or the U.S. Final Prospectus to comply with Canadian Securities Laws, the Act or the Exchange Act, or the respective rules thereunder, the Company will (i) promptly notify the Representatives of such event, (ii) promptly prepare and file with the Canadian Qualifying Authorities and the Commission, an amendment or supplement which will correct such statement or omission or effect such compliance and otherwise comply with all applicable filing and other requirements, if any, relating to such amendment or supplement under Canadian Securities Laws, the Act and the Exchange Act and (iii) expeditiously supply any amended or supplemented Canadian Final Prospectus and U.S. Final Prospectus to the Representatives in such quantities as they may reasonably request together with such translation opinions and comfort letters with respect to such amended or supplemented documents substantially similar to those referred to in Section 6(k) and (i) hereof;

(c)            As soon as practicable but not later than 18 months after the date of the effectiveness of the Registration Statement, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d)            The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Canadian Final Prospectus in English and French and the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Canadian Final Prospectus in English and French and the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by Canadian Securities Laws or the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of the Canadian Final Prospectus, the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Issuer Free Writing Prospectus, the U.S. Final Prospectus and any supplement thereto as the Representatives may reasonably request;

(e)            The Company will arrange, if necessary, for the qualification of the Securities for sale in each of the provinces of Canada, and under the laws of the states of the United States and such other jurisdictions as the Representatives, after consultation with and approval from the Company, may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business or become subject to taxation in any jurisdiction where it is not now so qualified or so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(f)            The Company shall not, from the date hereof until 90 days after the Closing Date, without the prior written consent of the Representatives, such consent not to be unreasonably withheld, on behalf of the Underwriters, (i) create, allot, authorize, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction or transaction described in the foregoing clause (i) is to be settled by delivery of Common Shares or such other securities or interests, in cash or otherwise, or (iii) publicly announce an intention to effect any such transactions, other than the issuance of the Securities to be sold hereunder or the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to a dividend reinvestment plan of the Company, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company, or any directors’ compensation plan of the Company or to satisfy existing instruments issued as of the date hereof;

(g)            The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus under the caption “Use of Proceeds”;

(h)            In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether (i) the Canadian Final Prospectus prepared in connection with such offering was received for filing by the Reviewing Authority and (ii) whether the U.S. Preliminary Prospectus or U.S. Final Prospectus prepared in connection with such offering and transmitted for filing pursuant to Rule 424(b) under the Act was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;

(i)            During the period in which the Underwriters are distributing the Securities, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws, the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(j)            The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex F hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet;

(k)            The Company will use commercially reasonable efforts to (i) have the Securities accepted for listing on the New York Stock Exchange and approved for listing on the Toronto Stock Exchange and, (ii) through the period of distribution of the Securities, maintain the listing of the Common Shares on the New York Stock Exchange and the Toronto Stock Exchange;

(l)            Until completion of the distribution of the Securities, the Company shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Canadian Final Prospectus or in any amendment or supplement thereto;

(m)            The Company will qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise subject thereto.

6.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares on the First Closing Date and the Optional Shares on each Optional Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and such Closing Date (except, in the case of the Optional Closing Date, the representations and warranties in Section 1(b.2) hereof shall be as of the date and time specified therein), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            (i)  The Canadian Final Prospectus shall have been filed with the Canadian Qualifying Authorities under the Shelf Procedures and (ii) the U.S. Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purposes shall have been initiated or threatened by the Commission or any Canadian Qualifying Authority and no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company shall have been issued;

(b)            The Company shall have requested and caused Sullivan & Cromwell LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Annex B;

(c)            The Company shall have requested and caused McCarthy Tétrault LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, with respect to the laws of each of the provinces of Canada and the federal laws of Canada applicable therein (provided that McCarthy Tétrault LLP may rely, to the extent appropriate in the circumstances, on opinions of local counsel (acceptable to them and Dentons Canada LLP, Canadian counsel to the Underwriters) as to the qualification of the Common Shares for sale to the public in, and as to other matters governed by, the laws of jurisdictions other than the provinces of British Columbia, Alberta, Ontario and Québec), substantially in the form attached hereto as Annex C.

(d)            The Representatives shall have received from Baker Botts L.L.P., U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the Registration Statement, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e)            The Representatives shall have received from Dentons Canada LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Canadian Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f)            The Representatives shall have received from the Vice President, Corporate & Corporate Secretary of the Company a certificate, dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Annex D.

(g)            The Representatives shall have received from Norton Rose Fulbright US LLP, U.S. regulatory counsel to the Company, dated the Closing Date and addressed to the Underwriters, an opinion substantially in the form attached hereto as Annex E.

(h)            The Company shall have furnished to the Representatives a certificate of the Company, signed by either one of its Executive Vice President & Chief Financial Officer or Vice President, Treasury, Risk & Pensions, dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificate have reviewed the Canadian Final Prospectus, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus, any amendments or supplements to the Canadian Final Prospectus and the U.S. Final Prospectus, and this Agreement, and to the best knowledge of such signers, after due investigation:

i.	the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (except, in the case of the Optional Closing Date, the representations and warranties in Section 1(b.2) hereof shall be as of the date and time specified therein);

ii.	no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities and no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company has been issued and no proceedings for such purposes have been instituted or, to the Company’s knowledge, threatened by any Canadian Qualifying Authority or the Commission; and

iii.	since the date of the most recent financial statements included or incorporated by reference in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto);

(i)            The Representatives shall have received from PricewaterhouseCoopers LLP, the Company’s independent auditor, a letter or letters dated at the Execution Time and at the Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Canadian Final Prospectus, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus;

(j)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Canadian Final Prospectus, the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Canadian Final Prospectus, the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any amendment thereto);

(k)            At the time of filing of the French language version of the Canadian Final Prospectus with the Canadian Qualifying Authorities the Representatives shall have received:

i.	an opinion of McCarthy Tétrault LLP, Canadian counsel for the Company, addressed to the Underwriters and the Underwriters’ Canadian counsel, to the effect that the French version of the Canadian Base Prospectus, the Canadian Final Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Financial Information”), is in all material respects a complete and proper translation of the English version thereof; and

ii.	an opinion of PricewaterhouseCoopers LLP, auditors for the Company, addressed to the Underwriters and the Underwriters’ Canadian counsel, to the effect that the Financial Information contained or incorporated by reference in the French version of the Canadian Base Prospectus and the Canadian Final Prospectus is in all material respects a complete and proper translation of the Financial Information contained or incorporated by reference in the English version thereof;

(l)            Prior to the Closing Date, the Company shall have furnished to the Underwriters evidence that the Securities have been listed for trading on the Toronto Stock Exchange and will be posted for trading at the opening of trading on the Closing Date, and that the Securities to be delivered on such Closing Date have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange;

(m)            Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and as is customary in offerings of securities similar to the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives upon notice of cancellation to the Company in writing (including by email) or by telephone (and later confirmed in writing (including by email)). The Representatives may in their sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

The documents required to be delivered by this Section 6 shall be delivered at the office of McCarthy Tétrault LLP, Suite 4000, 421-7th Avenue S.W., Calgary, Alberta, T2P 4K9 on the Closing Date (or such other date as provided in this Section 6) or such other place as the Representatives shall so instruct (including through electronic delivery).

7.            Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the filing, registration and delivery of the Securities under Canadian Securities Laws and the Act and all other fees or expenses in connection with the preparation and filing of the Canadian Base Prospectus, the Canadian Preliminary Prospectus Supplement, the Canadian Final Prospectus, the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus, and any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, and all printing costs associated therewith, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, (iii) all expenses and application fees related to the listing of the Securities on the Toronto Stock Exchange and the New York Stock Exchange, (iv) the cost of the preparation, issuance and delivery of the Securities, (v) the costs and charges of any trustee, transfer agent, registrar or depositary, (vi) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters), (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Agreement, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and transfer taxes on resales of any of the Securities by them.

(b)            If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters (but excluding any termination pursuant to Section 10 hereof), the Company will reimburse the Underwriters severally through RBC Dominion Securities Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.            Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of Canadian Securities Laws, the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Canadian Base Prospectus, the Canadian Preliminary Prospectus Supplement, the Canadian Final Prospectus, the Registration Statement as originally filed, the U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Company not complying with any requirement of applicable Canadian Securities Laws, the Act, the Exchange Act or the rules and regulations thereunder, in connection with the transactions contemplated by this Agreement and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Canadian Base Prospectus or the Registration Statement, and each person who controls the Company within the meaning of Canadian Securities Laws, the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (A) the names of the Underwriters set forth on the cover page and (B) the statements set forth under the heading “Underwriting” (i) in the third paragraph of the text concerning manner of offering and (ii) in the text under the heading “Price Stabilization, Short Positions” concerning price stabilization and market making activities, in each case in the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus. The Company acknowledges that (A) the names of the Underwriters set forth on the cover page, (B) the statements set forth on the cover page (i) in the second sentence of the first note in the table regarding public offering price, (ii) in the fifth paragraph of the text regarding closing of the offering of the Securities, (iii) in the first sentence of the eight paragraph of the text regarding rejection or allotment of subscriptions, and (iv) in the ninth paragraph of the text regarding overallotment and stabilization activities, and (C) the statements set forth under the heading “Plan of Distribution,” (i) in the sixth paragraph of the text concerning rejection and allotment of subscriptions, (ii) in the fifth paragraph of the text and in the second sentence of the eighth paragraph of the text concerning manner of offering, and (iii) in the tenth paragraph of text concerning price stabilization and market making activities, in each case in the Canadian Preliminary Prospectus Supplement and the Canadian Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Canadian Preliminary Prospectus Supplement or the Canadian Final Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Canadian Final Prospectus and the U.S. Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Canadian Base Prospectus or the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)            Provided that Deutsche Bank has not terminated and cancelled its obligations to the Company in accordance with Section 10, Deutsche Bank agrees that if any claims are made against an indemnified party (and such claims did not include Deutsche Bank on the basis that it did not sign the underwriters’ certificate to the Canadian Final Prospectus and such claims would have included Deutsche Bank if it had signed such certificate) under Section 130 of the Securities Act (Ontario) or the equivalent provisions of Canadian Securities Laws in other provinces of Canada based upon a misrepresentation or alleged misrepresentation in the Canadian Final Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made, to be liable pursuant to such laws in respect of such claims and such indemnified party does pay such claims (the “Liability Amount”), then Deutsche Bank shall indemnify such indemnified party from and against the Liability Amount for Deutsche Banks’s pro rata share of such Liability Amount, on the basis of and assuming that they had signed the underwriters’ certificate to the Canadian Final Prospectus, but only to the extent of its underwriting obligation under Section 2. Deutsche Bank shall further indemnify such indemnified party, without regard to the final outcome of any such claims, for their pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defence of any such claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that Deutsche Bank is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage of Securities set forth opposite its name in Schedule II. For the avoidance of doubt, the maximum aggregate amount which Deutsche Bank is required to indemnify the other indemnified parties under this Section 8(e) shall be the lesser of (i) 2.0% of the total of the Liability Amount and Indemnified Expenses and (ii) the total public offering price of the Securities Deutsche Bank is required to purchase under Section 2. The amount payable by Deutsche Bank to the indemnified parties pursuant to this Section 8(e) shall be reduced to the extent that Deutsche Bank is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the claim or claims that are the subject matter of the indemnification being sought. Further, Deutsche Bank will only be required to make payment to an indemnified party pursuant to this Section 8(e) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 8 but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made, or by acknowledgement of the indemnified party) that the claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party, and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party, then such indemnified party shall promptly reimburse to Deutsche Bank any Indemnified Expenses. If any claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 8(e), the indemnified party will notify Deutsche Bank in writing as soon as possible of the particulars of such claim (but the omission so to notify Deutsche Bank of any potential claim shall not relieve it from any liability which it may have to any indemnified party and any omission so to notify Deutsche Bank of any actual claim shall affect its liability only to the extent that Deutsche Bank is actually and materially prejudiced by that failure). With respect to any indemnified party who is not a party to this Agreement, the Underwriters other than Deutsche Bank shall obtain and hold the rights and benefits of this Section 8(e) in trust for and on behalf of such indemnified party.

9.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall not exceed 10.0% of the total number of Firm Shares set forth in Schedule II hereto, the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule II hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10.0% of the total number of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by one or more of the non-defaulting Underwriters or other party or parties approved by the Representatives and the Company are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representatives shall determine in order that the required changes in the Canadian Final Prospectus, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.            Termination. In addition to any other remedies which may be available to the Underwriters, the Underwriters (or any of them) shall be entitled, at their or its option, to terminate and cancel their or its obligations under this Agreement, without any liability on their or its part, if prior to the Closing Date:

(a)            any inquiry, action, suit, investigation or other proceeding is commenced, threatened or announced or any order is issued by Governmental Authority under or pursuant to any law in Canada or the United States or by any official of any stock exchange (except any such proceeding or order based solely upon the activities of the Underwriters), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of such Underwriter, may prevent or operates to prevent or restrict the trading in or the distribution of, or marketability of the Securities or the trading in any other securities of the Company or any of them in any of the provinces of Canada or in the United States;

(b)            there shall occur a material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company on a consolidated basis or any change in any material fact covered by a statement contained in or incorporated by reference in the Canadian Base Prospectus, Canadian Preliminary Prospectus Supplement, Canadian Final Prospectus, the Registration Statement, the Disclosure Package or U.S. Final Prospectus or any amendment thereto (other than a change related solely to the Underwriters), which in the opinion of the Underwriters (or any of them), could reasonably be expected to have a material adverse effect on the market price or value of the Securities or any other securities of the Company, or the Underwriters shall become aware of any material information with respect to the Company which had not been publicly disclosed or disclosed in writing to the Underwriters at or prior to the date hereof and which in the sole opinion of the Underwriters (or any of them), acting reasonably, could be expected to have a material adverse effect on the market price or value of the Securities or any other securities of the Company;

(c)            there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, regulation or other occurrence of any nature whatsoever, including acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, which, in the reasonable opinion of the Underwriters (or any of them), materially adversely affects or may materially adversely affect the Canadian or United States financial markets generally or the business, operations or affairs of the Company and its subsidiaries, taken as a whole, or the market price or value of the Securities or any other securities of the Company;

(d)            any order to cease, limit or suspend trading in any securities of the Company, or prohibiting or restricting the distribution of the Securities is made, or any proceeding is announced or commenced for the making of any such order, by any securities regulatory authority, any stock exchange or by any other competent authority, and has not been rescinded, revoked or withdrawn (except any such order based solely upon the activities of the Underwriters); or

(e)            the Company shall be in breach of or in default under or in non-compliance with any material representation, warranty, term, condition or covenant herein.

Any such termination shall be effected by giving written notice to the Company at any time at or prior to the Closing Date. In the event of a termination by any of the Underwriters pursuant to this section, there shall be no further liability on the part of such Underwriters or on the part of the Company to such Underwriters except in respect of the payment of such of the expenses referred to in Section 7 hereof payable by the Company as shall previously have been incurred and any liability of the Company to the Underwriters which may have arisen or may thereafter arise under Section 8 hereof.

11.            No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Securities as contemplated hereby and the process leading to such offer and sale, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offer and sale of the Securities as contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose to the Company any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof (including without limitation the bought deal letter, dated September 5, 2023, among the Company and the Representatives). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

12.            Agreement of the Underwriters. Each Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex F hereto, and in respect of the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Permitted Free Writing Prospectus”. The Underwriters agree that they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Underwriter Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

13.            Marketing Materials. During the distribution of the Securities, the Underwriters may prepare, in consultation with the Company, and provide Marketing Materials to potential investors in connection with the distribution of the Securities in accordance with the Shelf Procedures. Any Marketing Materials provided to potential investors in Securities shall comply with applicable Canadian Securities Laws and be acceptable in form and substance to the Underwriters and the Company, each acting reasonably. The Marketing Materials, or any template version (as defined in the Shelf Procedures) thereof, shall be approved in writing by the Company and the Representatives, on behalf of the Underwriters, as contemplated by Canadian Securities Laws prior to the time such Marketing Materials are provided to potential investors in Securities. The Company shall file a template version of such Marketing Materials with the Canadian Qualifying Authorities on or before the day the Marketing Materials are first provided to any potential investor in Securities. Any comparables (as defined in the Shelf Procedures) and any disclosure relating to such comparables shall be removed from the template version in accordance with the Shelf Procedures prior to filing such template version with the Canadian Qualifying Authorities and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Qualifying Authorities by the Company.

14.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

15.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or emailed to RBC Dominion Securities Inc., 3900, 888 3rd Street S.W., Calgary, Alberta T2P 5C5, attention: Douglas Pearce, Managing Director (email: douglas.pearce@rbccm.com), to Morgan Stanley Canada Limited, 181 Bay Street, Floor 37, Toronto, Ontario M5J 2T3, attention: Tom Greenberg, Managing Director, Vice Chairman (email: tom.greenberg@morganstanley.com), and confirmed to Joshua Davidson, Baker Botts L.L.P. (email: joshua.davidson@bakerbotts.com) and to Dan Shea, Dentons Canada LLP (email: dan.shea@dentons.com); or, if sent to the Company, will be mailed, delivered or emailed to Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta T2P 3L8, attention: Karen K. L. Uehara, Vice President, Corporate & Corporate Secretary (email: Corporate.Secretary@enbridge.com).

16.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

17.            Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter in United States dollars shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein.

19.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.            Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

21.            Currency. Unless otherwise indicated herein, all references herein to currency shall be to the lawful money of Canada.

22.            Time. Time shall be of the essence of this Agreement.

23.            Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

24.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(b)            As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25.            Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

26.           TMX Group.     National Bank Financial Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of such dealer supplying or continuing to supply a product or service.

27.            Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Acquisition Agreements” means (a) the purchase and sale agreement dated September 5, 2023 between Enbridge Elephant Holdings, LLC and the Acquisition Vendor relating to the purchase and sale of all of the issued and outstanding shares of capital stock of EOG by Enbridge Elephant Holdings, LLC from the Acquisition Vendor, (b) the purchase and sale agreement dated September 5, 2023 between Enbridge Quail Holdings, LLC and the Acquisition Vendor relating to the purchase and sale of all of the issued and outstanding shares of capital stock of Questar by Enbridge Quail Holdings, LLC from the Acquisition Vendor, and (c) the purchase and sale agreement dated September 5, 2023 between Enbridge Parrot Holdings, LLC and the Acquisition Vendor relating to the purchase and sale of all of the issued and outstanding shares of capital stock of PSNC by Enbridge Parrot Holdings, LLC from the Acquisition Vendor.

“Acquisition Vendor” means Dominion Energy, Inc.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall have the meaning assigned to such term in Section 1(b.3) hereof.

“Alberta Securities Laws” shall mean the securities laws, rules, regulations, instruments, orders and published policy statements applicable within the Province of Alberta.

“Applicable Time” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City, Toronto or Calgary.

“Canadian Base Prospectus” shall mean the Canadian final short form shelf prospectus as most recently amended, if applicable, for which the Reviewing Authority has issued a Receipt, in accordance with Canadian Securities Laws and the Shelf Procedures, as applicable.

“Canadian Documents” shall mean any documents incorporated by reference in the Canadian Final Prospectus when they were filed with the Reviewing Authority.

“Canadian Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“Canadian Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Canadian Base Prospectus which describes the Securities and the Offering thereof and is used by the Underwriters prior to filing of the Canadian Final Prospectus, together with the Canadian Base Prospectus.

“Canadian Qualifying Authorities” shall mean the securities regulatory authorities in each of the provinces of Canada, including, without limitation, the Reviewing Authority.

“Canadian Securities Laws” shall mean the securities laws, rules, regulations, instruments, orders (including, for certainty, the WKSI Blanket Orders) and published policy statements applicable in each of the provinces of Canada.

“Closing Date” shall have the meaning assigned to such term in Section 3 hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations or common law relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants.

“EOG” means, collectively, Dominion Energy Questar Corporation, Dominion Energy Gas Distribution, LLC, The East Ohio Gas Company and DEO Alternative Fuel, LLC.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433 under the Act.

“IT Systems and Data” shall have the meaning assigned to such term in Section 1(s) hereof.

“Marketing Materials” shall mean any marketing materials, as that term is defined in the Shelf Procedures, provided or to be provided to potential investors in connection with the distribution of the Securities including, without limitation, the Final Term Sheet and the investor presentation relating to the Pending Acquisitions dated September 5, 2023 and attached hereto as Annex F;

“Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Passport System” means the passport system established by Multilateral Instrument 11-102 Passport System adopted by the Canadian Qualifying Authorities (except the Ontario Securities Commission) together with National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Qualifying Authorities including the Ontario Securities Commission, in respect of prospectus filing and review.

“Pending Acquisitions” means, collectively, the three separate acquisitions of all of the outstanding equity interests of EOG, Questar and PSNC by the Company from the Acquisition Vendor pursuant to the terms and conditions of the Acquisition Agreements.

“PSNC” means Public Service Company of North Carolina, Incorporated.

“Questar” means, collectively, Questar Gas Company, Wexpro Company, Wexpro II Company, Wexpro Development Co. and Dominion Energy Wexpro Services Co., Dominion Gas Projects Co., LLC and Questar InfoComm Inc.

“Receipt” shall have the meaning assigned to such term in Section 1(a) hereof.

“Reviewing Authority” shall mean the Alberta Securities Commission.

“Shelf Procedures” shall mean the rules and procedures established under National Instrument 44-101 Short Form Prospectus Distributions and Companion Policy 44-101CP, National Instrument 44-102 Shelf Distributions and Companion Policy 44-102CP and the WKSI Blanket Orders, for the distribution of securities on a continuous or delayed basis.

“Significant Subsidiaries” shall mean the “significant subsidiaries” of the Company (as the singular of such term is defined in Rule 1-02 of Regulation S-X under the Act), all of which (other than intermediate holding companies or other similar entities which do not hold any substantial assets other than equity interests in Significant Subsidiaries) are listed in Annex A hereto.

“subsidiary” shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X under the Act.

“U.S. Base Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“U.S. Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“U.S. Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the U.S. Base Prospectus which describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the U.S. Final Prospectus, together with the U.S. Base Prospectus.

“WKSI Blanket Orders” means, collectively, Alberta Securities Commission Blanket Order 44-501 Re Exemption from Certain Prospectus Requirements for Well-Known Seasoned Issuers and the equivalent local blanket orders of the other Canadian Qualifying Authorities referred to in CSA Staff Notice 44-306 Blanket Orders Exempting Well-Known Seasoned Issuers from Certain Prospectus Requirements, as extended, varied or amended.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ENBRIDGE INC.

By:	/s/ Patrick R. Murray
Name: Patrick R. Murray
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

RBC DOMINION SECURITIES INC.

By:	/s/ Douglas Pearce
Name: Douglas Pearce
Title: Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY CANADA LIMITED

By:	/s/ Tom Greenberg
Name: Tom Greenberg
Title: Managing Director

[Signature Page to Underwriting Agreement]

BMO NESBITT BURNS INC.

By:	/s/ Tim Lisevich
Name: Tim Lisevich
Title: Managing Director

[Signature Page to Underwriting Agreement]

CIBC WORLD MARKETS INC.

By:	/s/ Kelsen Vallee
Name: Kelsen Vallee
Title: Managing Director

[Signature Page to Underwriting Agreement]

NATIONAL BANK FINANCIAL INC.

By:	/s/ Tuc Tuncay
Name: Tuc Tuncay
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCOTIA CAPITAL INC.

By:	/s/ Dan Beck
Name: Dan Beck
Title: Managing Director

[Signature Page to Underwriting Agreement]

TD SECURITIES INC.

By:	/s/ Alec W.G. Clark
Name: Alec W.G. Clark
Title: Executive Managing Director

[Signature Page to Underwriting Agreement]

BARCLAYS CAPITAL CANADA INC.

By:	/s/ Dominic Hodel
Name: Dominic Hodel
Title: Managing Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
Name: Grant Kernaghan
Title: Chairman

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ben Selinger
Name: Ben Selinger
Title: Director

By:	/s/ Kristen Pugno
Name: Kristen Pugno
Title: Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES CANADA INC.

By:	/s/ David Harrison
Name: David Harrison
Title: Managing Director

[Signature Page to Underwriting Agreement]

MERRILL LYNCH CANADA INC.

By:	/s/ Kelsey Scott
Name: Kelsey Scott
Title: Managing Director

[Signature Page to Underwriting Agreement]

MIZUHO SECURITIES CANADA INC.

By:	/s/ Josh Weismer
Name: Josh Weismer
Title: Managing Director

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin Deschamps
Name: Darin Deschamps
Title: Head of Investment Banking and Capital Markets

[Signature Page to Underwriting Agreement]

ATB CAPITAL MARKETS INC.

By:	/s/ Robyn Hemminger
Name: Robyn Hemminger
Title: Managing Director, Investment Banking

[Signature Page to Underwriting Agreement]

DESJARDINS SECURITIES INC.

By:	/s/ Alan Fidler
Name: Alan Fidler
Title: Director, Investment Banking, Power & Infrastructure

[Signature Page to Underwriting Agreement]

HSBC SECURITIES (CANADA) INC.

By:	/s/ Ehren Vokes
Name: Ehren Vokes
Title: Head of Equity Capital Markets, Canada

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated September 6, 2023

Representatives:	RBC Dominion Securities Inc. Morgan Stanley Canada Limited

Firm Shares:	89,490,000 Common Shares

Optional Shares	13,423,500 Common Shares

Purchase Price	$44.70 per Common Share

Underwriting commission:	$1.45275 per Common Share

First Closing Date, Time and Location:

September 8, 2023 at 6:00 a.m. (Calgary Time) at
McCarthy Tétrault LLP
Suite 4000, 421-7th Avenue S.W.
Calgary, Alberta T2P 4K9

Type of Offering: Non-delayed

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(i) at the Execution Time: None

I-1

SCHEDULE II

	Percentage	Firm Shares	Optional Shares (assuming full exercise)
RBC Dominion Securities Inc.(1),(2)	21.280%	19,043,473	2,856,520
Morgan Stanley Canada Limited(1),(2)	21.280%	19,043,472	2,856,520
BMO Nesbitt Burns Inc.(2)	8.088%	7,237,951	1,085,693
CIBC World Markets Inc.(2)	8.088%	7,237,951	1,085,693
National Bank Financial Inc.(2)	8.088%	7,237,951	1,085,693
Scotia Capital Inc.(2)	8.088%	7,237,951	1,085,693
TD Securities Inc. (2)	8.088%	7,237,951	1,085,693
Barclays Capital Canada Inc.(3)	2.000%	1,789,800	268,470
Citigroup Global Markets Canada Inc.(3)	2.000%	1,789,800	268,470
Deutsche Bank Securities Inc.(3)	2.000%	1,789,800	268,470
J.P. Morgan Securities Canada Inc.(3)	2.000%	1,789,800	268,470
Merrill Lynch Canada Inc.(3)	2.000%	1,789,800	268,470
Mizuho Securities Canada Inc.(3)	2.000%	1,789,800	268,470
Wells Fargo Securities Canada, Ltd.(3)	2.000%	1,789,800	268,470
ATB Capital Markets Inc.(3)	1.000%	894,900	134,235
Desjardins Securities Inc.(3)	1.000%	894,900	134,235
HSBC Securities (Canada) Inc.(3)	1.000%	894,900	134,235
Total	100.000%	89,490,000	13,423,500

(1) 5.0% work fee (payable 50% to RBC and 50% to MS).

(2) Joint Bookrunner

(3) Co-Manager

II-1

ANNEX A

Significant Subsidiaries

Subsidiary	Organized Under the Laws of
Enbridge Pipelines Inc.	Canada

Enbridge Energy Company, Inc.	Delaware

Enbridge (U.S.) Inc.	Delaware

Tidal Energy Marketing Inc.	Canada

Tidal Energy Marketing (U.S.) L.L.C.	Delaware

Enbridge Energy Partners, L.P.	Delaware

Spectra Energy, LLC	Delaware

Spectra Energy Partners, LP	Delaware

Enbridge Management Services Inc.	Canada

Enbridge Gas Inc.	Ontario

A-1

ANNEX B

Form of Opinion Paragraphs of Sullivan & Cromwell LLP

B-1

ANNEX C

Form of Opinion Paragraphs of McCarthy Tétrault LLP

C-1

ENBRIDGE INC.

Officer’s Certificate

D-2

ANNEX E

Form of Opinion Paragraphs of Norton Rose Fulbright US LLP

E-1

ANNEX F

TERM SHEET

(see attached)

F-1

INVESTOR PRESENTATION

(see attached)

F-2